As filed with the Securities and Exchange Commission on December 8, 2009
Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
BROOKFIELD PROPERTIES CORPORATION
(Exact name of Registrant as specified in its charter)

Ontario, Canada (Province or other jurisdiction of incorporation or organization)	6512 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)
Brookfield Place, 181 Bay Street, Suite 330, Toronto, Ontario, Canada M5J 2T3, (416) 369-2300
(Address and telephone number of Registrant’s principal executive offices)
Corporation Service Company, 80 State Street, Albany, NY 12207-2543 (800) 927-9800
(Name, address, and telephone number of agent for service in the United States)
Copies to:

Brett M. Fox Brookfield Properties Corporation Three World Financial New York, New York 10281 (212) 417-7000	Andrew J. Beck, Esq. Daniel P. Raglan, Esq. Torys LLP 237 Park Avenue New York, New York 10017 (212) 880-6000
Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement as determined by market conditions.
Province of Ontario, Canada
(Principal jurisdiction regulating this offering)
     It is proposed that this filing shall become effective (check appropriate box):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☑	at some future date (check appropriate box below):
	1.	☐	pursuant to Rule 467(b) on at (designate a time not sooner than seven calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on at (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto
	4.	☑	after the filing of the next amendment to this Form (if preliminary material is being filed).
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box: ☑
CALCULATION OF REGISTRATION FEE

			Proposed maximum
Title of Each Class of	Amount to		Aggregate		Amount of
Securities to be Registered	be registered (1)(2)		offering price (2)(3)		registration fee
Class AAA Preference Shares
Common Shares
Debt Securities
Total	US$	1,000,000,000	US$	1,000,000,000	US$	55,800

(1)	There are being registered under this Registration Statement such indeterminate number of Class AAA Preference Shares, Common Shares and Debt Securities of the Registrant as shall have an aggregate initial offering price not to exceed US$1,000,000,000. Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2)	In United States dollars or the equivalent thereof in Canadian dollars.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.
          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933, as amended, or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I
INFORMATION REQUIRED TO BE
DELIVERED TO OFFEREES OR PURCHASERS
I-1

Base Shelf Prospectus

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces of Canada but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from the securities regulatory authorities.

This preliminary short form base shelf prospectus has been filed under legislation in each of the provinces of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities. This preliminary short form base shelf prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission, and no securities may be sold until such registration statement becomes effective.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities regulatory authorities in Canada and filed with, or furnished to, the United States Securities and Exchange Commission. Copies of the documents incorporated herein by reference may be obtained on request without charge from the office of the Corporate Secretary of the Corporation at Suite 330, Brookfield Place, 181 Bay Street, Toronto, Ontario, Canada, M5J 2T3 Telephone: (416) 369-2300, and are also available electronically at www.sedar.com.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	December 8, 2009

BROOKFIELD PROPERTIES CORPORATION

US$1,000,000,000

Class AAA Preference Shares
Common Shares
Debt Securities

Brookfield Properties Corporation (the “Corporation”) may from time to time offer and issue the following securities: (i) Class AAA Preference Shares (“Preference Shares”); (ii) common shares (“Common Shares”); and (iii) unsecured debt securities (“Debt Securities”) under this short form base shelf prospectus (“Prospectus”). The Preference Shares, Common Shares and Debt Securities (collectively, the “Securities”) offered hereby may be offered separately or together, in one or more series in an aggregate initial offering amount of up to US$1,000,000,000 (or the equivalent in other currencies or currency units) or, if any Debt Securities are issued at an original issue discount, such greater amount as shall result in an aggregate issue price of US$1,000,000,000 (or the equivalent in other currencies or currency units), at any time and from time to time during the 25 month period that this Prospectus, including any amendments thereto, remains valid. Securities of any series may be offered in such amount and with such terms as may be determined in light of market conditions.

The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying prospectus supplement (“Prospectus Supplement”) and may include, where applicable (i) in the case of Preference Shares, the series, the number of shares offered, the issue price, the dividend rate, the dividend payment dates, any terms for redemption at the option of the Corporation or the holder, any exchange or conversion terms and any other specific terms; (ii) in the case of Common Shares, the number of shares and the offering price; and (iii) in the case of Debt Securities, the designation, the aggregate principal amount, the maturity, the interest provisions, any mandatory or optional redemption or sinking fund provisions, the form of the Debt Securities, the authorized denominations and the currencies or currency units in which any of the Debt Securities will be issuable, the offering price and any other terms of the Debt Securities. Debt Securities may consist of debentures, notes or other types of debt and may be issuable in series. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest. This Prospectus may not be used to offer Securities unless accompanied by a Prospectus Supplement. The Corporation’s intended use for any net proceeds expected to be received from the issue of Securities will be set forth in a Prospectus Supplement. All information permitted under applicable securities laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each such Prospectus Supplement will be deemed to be incorporated by reference into this Prospectus as of the date of each such Prospectus Supplement and only for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains.

The Corporation’s registered office is at Suite 330, Brookfield Place, 181 Bay Street, Toronto, Ontario, Canada, M5J 2T3. The Corporation operates head offices at Three World Financial Center in New York, New York and Brookfield Place in Toronto, Ontario.

Investing in the Securities is subject to certain risks. See “Risk Factors” beginning on page 15 of this Prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) OR ANY STATE SECURITIES REGULATOR, NOR HAS THE COMMISSION OR ANY STATE SECURITIES REGULATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. The financial statements of the Corporation included or incorporated by reference herein have been prepared in accordance with Canadian generally accepted accounting principles, and are subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences both in the United States and in Canada. Such consequences may not be described fully herein or in any applicable Prospectus Supplement. Prospective investors should consult their own tax advisors with respect to their particular circumstances and read the tax disclosure in any applicable Prospectus Supplement.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Corporation is incorporated under the laws of Canada, that some of its officers and directors may be residents of Canada, that some of the experts named in this Prospectus may be residents of Canada and that some of the assets of the Corporation and said persons may be located outside the United States.

The Securities may be sold to or through underwriters or dealers, by the Corporation directly pursuant to applicable statutory exemptions, or through agents designated by the Corporation from time to time. Each Prospectus Supplement will identify each person who may be deemed to be an underwriter with respect to the Securities being offered and will set forth the terms of the offering of such Securities, including, to the extent applicable, the purchase price or prices of the offered Securities, the initial offering price, the proceeds to the Corporation from the sale of the offered Securities, any underwriting discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or reallowed or paid to dealers. The managing underwriter or underwriters with respect to the Securities sold to or through underwriters will be named in the applicable Prospectus Supplement.

In connection with any underwritten offering of Securities, the underwriters, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at levels other than those which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. See “Plan of Distribution”.

The Corporation’s outstanding Common Shares are listed on the New York Stock Exchange (the “NYSE”) and the Toronto Stock Exchange (the “TSX”) under the symbol “BPO.” The Corporation’s outstanding Preference Shares, Series F, Series G, Series H, Series I, Series J, Series K and Series L are listed on the TSX under the symbols “BPO.PR.F”, “BPO.PR.U”, “BPO.PR.H”, “BPO.PR.I”, “BPO.PR.J”, “BPO.PR.K” and “BPO.PR.L”, respectively.

Unless otherwise specified in a Prospectus Supplement relating to a series of Debt Securities or Preference Shares, the Debt Securities and Preference Shares will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is no market through which these Debt Securities and Preference Shares may be sold and purchasers may not be able to resell such Debt Securities and Preference Shares purchased under this Prospectus. This may affect the pricing of the Debt Securities and Preference Shares in the secondary market, the transparency and availability of trading prices, the liquidity of the Debt Securities and Preference Shares, and the extent of issuer regulation. See “Risk Factors”.

All dollar amounts set forth in this Prospectus and any Prospectus Supplement are in U.S. dollars, except where otherwise indicated.

FORWARD-LOOKING STATEMENTS

This Prospectus, including the documents incorporated by reference, contains forward-looking statements and information within the meaning of applicable securities legislation. These forward-looking statements reflect management’s current beliefs and are based on assumptions and information currently available to management. In some cases, forward-looking statements can be identified by terminology such as “may”, “will”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “estimate”, “predict”, “forecast”, “outlook”, “potential”, “continue”, “should”, “likely”, or the negative of these terms or other comparable terminology. Although management believes that the anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based upon reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information because they involve assumptions, known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Corporation to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements and information. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements and information include, but are not limited to: general economic conditions; local real estate conditions, including the development of properties in close proximity to the Corporation’s properties; timely leasing of newly-developed properties and re-leasing of occupied square footage upon expiration; dependence on tenants’ financial condition; the uncertainties of real estate development and acquisition activity; the ability to effectively integrate acquisitions; interest rates; availability of equity and debt financing; the impact of newly-adopted accounting principles on the Corporation’s accounting policies and on period-to-period comparisons of financial results, including changes in accounting policies to be adopted under International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”); and other risks and factors described from time to time in the documents filed by the Corporation with the securities regulators in Canada and the United States, including in the Corporation’s Annual Information Form under the heading “Business of Brookfield Properties — Company and Real Estate Industry Risks” and in its management’s discussion and analysis of financial condition and the results of operations. The Corporation undertakes no obligation to publicly update or revise any forward-looking statements or information contained in this Prospectus or the documents incorporated by reference, whether as a result of new information, future events or otherwise, except as required by law.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed with securities commissions or similar authorities in each of the provinces of Canada and with the Commission in the United States, are specifically incorporated by reference in, and form an integral part of, this Prospectus:

1.	the audited comparative consolidated financial statements of the Corporation and the notes thereto for the years ended December 31, 2007 and 2008, together with the report of the auditors thereon;

2.	management’s discussion and analysis of financial condition and the results of operations (“MD&A”) for the audited comparative consolidated financial statements referred to in paragraph 1 above;

3.	the renewal annual information form of the Corporation dated March 17, 2009 (the “AIF”);

4.	the management proxy circular of the Corporation dated March 17, 2009 in connection with the annual meeting of shareholders of the Corporation;

5.	the unaudited comparative interim consolidated financial statements of the Corporation and the notes thereto for the three and nine months ended September 30, 2009 and 2008; and

6.	MD&A for the unaudited comparative interim consolidated financial statements referred to in paragraph 5 above.

Any documents of the Corporation of the types referred to in the preceding paragraphs 1 through 6 together with any material change reports (excluding confidential material change reports), business acquisition reports and all financial information publicly disseminated through news releases or otherwise, filed with securities commissions or similar authorities in Canada on or after the date of this Prospectus and prior to the termination of the distribution of Securities shall be deemed to be incorporated by reference into this Prospectus. To the extent that any document or information incorporated by reference in this Prospectus is included in a report that is filed with or furnished to the Commission on Form 40-F, 20-F, 10-K, 10-Q, 8-K or 6-K (or any respective successor form), such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement on Form F-10 of which this Prospectus forms a part. In addition, any document filed with or furnished to the Commission by the Corporation which specifically states that it is intended to be incorporated by reference into the registration statement of which this Prospectus forms a part shall be deemed to be incorporated by reference into the registration statement.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document which it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Upon a new annual information form and new audited comparative consolidated financial statements being filed with and, where required, accepted by the applicable securities regulatory authorities during the time that this Prospectus is valid, the previous annual information form, the previous audited comparative consolidated financial statements and all unaudited comparative interim consolidated financial statements, material change reports, business acquisition reports and information circulars filed prior to the commencement of the financial year in which the new annual information form is filed will be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.

A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement but only for purposes of the offering of Securities to which that Prospectus Supplement pertains.

Where the Corporation updates its disclosure of earnings coverage ratios by a Prospectus Supplement, the Prospectus Supplement filed with applicable securities regulatory authorities that contains the most recent updated disclosure of earnings coverage ratios and any Prospectus Supplement supplying any additional or updated information the Corporation may elect to include (provided that such information does not describe a material change that has not already been the subject of a material change report or a prospectus amendment) will be delivered to purchasers of Securities together with this Prospectus and will be deemed to be incorporated into this Prospectus as of the date of the Prospectus Supplement.

Prospective investors should rely only on the information incorporated by reference or contained in this Prospectus or any applicable Prospectus Supplement and on the other information included in the registration statement on Form F-10 relating to the Securities and of which this Prospectus is a part. The Corporation has not authorized anyone to provide different or additional information. The Corporation is not making an offer of Securities in any jurisdiction where the offer is not permitted by law. Prospective investors should not assume that the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement is accurate as of any date other than the date on the front of the applicable Prospectus Supplement.

Copies of the documents incorporated herein by reference may be obtained on request without charge from the office of the Corporate Secretary of the Corporation at Suite 330, Brookfield Place, 181 Bay Street, Toronto, Ontario, Canada, M5J 2T3 Telephone: (416) 369-2300, and are also available electronically at www.sedar.com.

AVAILABLE INFORMATION

This Prospectus is part of the registration statement of Form F-10 relating to the Securities that the Corporation filed with the Commission. This Prospectus does not contain all of the information set forth in such registration statement, certain items of which are contained in the exhibits to the registration statement as permitted or required by the rules and regulations of the Commission. Items of information omitted from this Prospectus but contained in the registration statement are available on the Commission’s website at www.sec.gov.

Under this “shelf” registration process, the Corporation may, from time to time, sell any combination of Securities in one or more offerings up to an aggregate amount of $1,000,000,000. This Prospectus provides a prospective investor with a general description of the Securities that the Corporation may offer. Each time the Corporation sells Securities under the registration statement, it will provide a Prospectus Supplement that will contain specific information about the terms of that offering of Securities. This Prospectus Supplement may also add, update or change information contained in this Prospectus. Before investing, a prospective investor should read both this Prospectus and any applicable Prospectus Supplement together with any documents incorporated or deemed to be incorporated by reference herein. This Prospectus does not contain all of the information contained in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. A prospective investor should refer to the registration statement and the exhibits thereto for further information will respect to the Corporation and the Securities.

In addition to its continuous disclosure obligations under Canadian securities laws, the Corporation is subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Commission. Under a multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. Such reports and other information concerning the Corporation can be inspected and copied, at a fee, at the public reference facilities maintained by the Commission at: 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at l-800-SEC-0330 for further information on the public reference room. The Commission also maintains an Internet site at www.sec.gov that contains these materials.

THE CORPORATION

The Corporation owns, develops and manages premier office properties. The Corporation’s current portfolio is comprised of interests in 108 properties totaling 75 million square feet in the downtown cores of New York, Boston, Washington, D.C., Los Angeles, Houston, Toronto, Calgary and Ottawa, making the Corporation one of the largest owners of commercial real estate in North America. Landmark assets include the World Financial Center in Manhattan, Brookfield Place in Toronto, Bank of America Plaza in Los Angeles and Bankers Hall in Calgary.

RECENT DEVELOPMENTS

The following is a summary of significant recent developments affecting the Corporation:

In the second quarter of 2009, the Corporation refinanced or extended over $450 million of debt relating to certain properties, including Suncor Energy Centre, Calgary; Silver Spring Metro Plaza, 2401 Pennsylvania Ave., 1250 Connecticut Ave. and 2000 L St., Washington, DC; RBC Plaza, Minneapolis; and Enbridge Tower, Edmonton.

On August 4, 2009, the Corporation renamed its Petro-Canada Centre in Calgary the Suncor Energy Centre. The operations of Suncor Energy Inc. (which recently merged with Petro-Canada) will be consolidated in the renamed building, with all employees at the combined entity expected to occupy the premises by the end of 2010. The building is 100% leased.

On August 11, 2009, the Corporation announced its participation in a $4 billion Investor Consortium dedicated to investing or acquiring underperforming real estate. The Corporation will have the option to fund opportunities in the office sector on a global basis; all other opportunities will be funded by Brookfield Asset Management Inc. (“BAM”). In addition to BAM and the Corporation, the participants in the Investor Consortium consist of a number of institutional real estate investors which have each allocated between $300 million and $1 billion to the Investor Consortium.

On August 21, 2009, the Corporation completed an offering of 54,625,000 Common Shares to a syndicate of underwriters at a purchase price of $9.50 per share. BAM concurrently purchased 54,625,000 Common Shares at a purchase price of $9.50 per share. The gross proceeds raised by the Corporation from the combined share issuances was approximately $1.04 billion.

In the third quarter of 2009, the Corporation refinanced or extended $205 million of debt, including $105 million on the West 31st Street development site in New York and the $100 million corporate term loan.

On September 16, 2009, the Corporation officially opened Bay Adelaide Centre, the first development built to achieve a Leadership in Energy and Environmental Design (“LEED”) Gold Standard and the first major development in Toronto’s financial district in 17 years. Standing 51 stories tall, the 1.2-million-square-foot office tower adheres to strict building efficiency guidelines, including optimization of energy, light and water, and the use of local and recycled building materials. The tower is 73% leased.

On September 16, 2009, the Corporation announced that it had renewed its normal course issuer bid and that it may, during the twelve month period commencing September 22, 2009 and ending September 21, 2010, purchase on the TSX and NYSE up to 25,032,918 Common Shares, representing approximately 5% of its issued and outstanding Common Shares.

On September 23, 2009, the Corporation announced that it, along with its ownership partners, will thoroughly renovate First Canadian Place, including a total recladding of the building’s exterior with laminated glass spandrel panels replacing the existing white marble. The project is seeking LEED Gold certification and is expected to be complete by the end of 2011.

On September 24, 2009, the Corporation completed an offering of 11,500,000 Preference Shares, Series L to a syndicate of underwriters at a purchase price of C$25.00 per share. The gross proceeds raised by the Corporation from the share issuance was C$287.5 million.

On October 7, 2009, the Corporation announced that it had earned LEED Platinum certification at 1225 Connecticut Avenue, Washington, D.C., the industry’s highest rating for environmental sustainability. It is the first redeveloped office building in the Eastern United States to achieve LEED Platinum certification. The building is 100% leased.

On October 9, 2009, the Corporation announced that it had been granted exemptive relief to prepare its financial statements in accordance with IFRS for financial periods beginning on or after January 1, 2010, ahead of the mandatory conversion date for Canadian public companies. The Corporation intends to adopt IFRS commencing with its interim financial statements for the three months ending March 31, 2010.

On December 1, 2009, the Corporation announced the completion of the refinancing of First Canadian Place in Toronto with C$310 million, five-year first mortgage bonds.

USE OF PROCEEDS

Unless otherwise indicated in a Prospectus Supplement, the net proceeds received by the Corporation from the sale of Securities will be used by the Corporation for general corporate purposes, including, without limitation, to repay existing indebtedness. The Corporation may invest funds that it does not immediately use in short-term marketable securities. The Corporation may from time to time offer Securities and incur additional indebtedness other than through an offering under this Prospectus and any applicable Prospectus Supplements.

DESCRIPTION OF THE COMMON SHARES AND PREFERENCE SHARES

The following sets forth certain general terms and provisions of the Preference Shares and the Common Shares. The particular terms and provisions of a series of Preference Shares offered pursuant to a Prospectus Supplement, including the number of shares offered, the issue price, the dividend rate, the dividend payment dates, any terms for redemption at the option of the Corporation or the holder, any exchange or conversion terms and any other specific terms and the extent to which the general terms and provisions described below apply thereto, will be described in such Prospectus Supplement. This summary is supplemented by the full attributes of the Preference Shares and Common Shares which are available on the Corporation’s SEDAR profile at www.sedar.com.

Preference Shares

Issuance in Series

The board of directors of the Corporation may from time to time issue Preference Shares in one or more series, each series to consist of such number of shares as will before issuance thereof be fixed by the directors who will at the same time determine the designation, rights, privileges, restrictions and conditions attaching to that series of Preference Shares.

Priority

The Preference Shares rank junior to the Class A Preference Shares and the Class AA Preference Shares as to the payment of dividends and return of capital in the event of liquidation, dissolution or winding up of the Corporation. The Preference Shares rank senior to the Common Shares and all other shares ranking junior to the Preference Shares. The Preference Shares are subject to the provisions of the Class A Preference Shares and to the Class AA Preference Shares. Pursuant to the Canada Business Corporations Act, each series of Preference Shares participates rateably with every other series of Preference Shares in respect of accumulated dividends and return of capital.

Voting

Subject to applicable corporate law, the holders of the Preference Shares or of a series thereof are not entitled as holders of that class or series to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation. Notwithstanding the foregoing, votes may be granted to a series of Preference Shares when dividends are in arrears on any one or more series, in accordance with the applicable series provisions.

Approval

The approval of the holders of the Preference Shares of any matters to be approved by a separate vote of the holders of the Preference Shares may be given by special resolution in accordance with the share conditions for the Preference Shares.

Common Shares

Dividends

The holders of the Common Shares are entitled to receive any dividends declared thereon by the board of directors of the Corporation, subject to the preference of holders of any shares ranking senior to the Common Shares with respect to the priority in payment of dividends.

Voting

The holders of the Common Shares are entitled to receive notice of and to attend all shareholders’ meetings (except for meetings of holders of a particular class or series of shares other than the Common Shares required by law to be held as a separate class or series meeting) and for all purposes will be entitled to one vote for each Common Share held.

Liquidation, Dissolution and Winding Up

In the event of the liquidation, dissolution or winding up of the Corporation or any other distribution of assets of the Corporation among its shareholders by way of return of capital, the holders of Common Shares will be entitled to receive, after distribution to the holders of the Class A Preference Shares, the Class AA Preference Shares, the Preference Shares and any other shares ranking prior to the Common Shares, the remaining property of the Corporation.

Other Rights

The holders of the Common Shares do not have any pre-emptive, subscription or redemption rights.

DESCRIPTION OF THE DEBT SECURITIES

The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of Debt Securities offered pursuant to an accompanying Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities, will be described in such Prospectus Supplement. Thus, for a description of the terms of a particular series of Debt Securities, you must refer to both the applicable Prospectus Supplement relating to that series and the description of the Debt Securities contained in this Prospectus.

Unless otherwise specified in a Prospectus Supplement, the Debt Securities will be issued under a trust indenture (the “Trust Indenture”) dated December 8, 2009, as amended and supplemented from time to time, between the Corporation and The Bank of New York Mellon (the “Trustee”). The Trust Indenture is subject to the provisions of the Trust Indenture Legislation. A copy of the Trust Indenture has been filed with the Commission as an exhibit to the registration statement of which this Prospectus is a part and is also available on the Corporation’s SEDAR profile at www.sedar.com. The following statements with respect to the Trust Indenture and the Debt Securities are brief summaries of certain provisions of the Trust Indenture and do not purport to be complete; such statements are subject to the detailed referenced provisions of the Trust Indenture and the Debt Securities, including the definition of capitalized terms used in this section. It is the Trust Indenture, and not these statements, that governs the rights of holders of Debt Securities. Capitalized terms that are used in this section and not defined have the meanings ascribed to them in the Trust Indenture. Selected terms are defined at the end of this section. Section references below are to sections of the Trust Indenture. Wherever particular sections or defined terms of the Trust Indenture are referred to, the statement is qualified in its entirety by such reference.

General

The Trust Indenture does not limit the amount of Debt Securities that may be issued under the Trust Indenture. The Trust Indenture provides that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars or any other Currency. Any Prospectus Supplement for Debt Securities supplementing this Prospectus will contain the terms and other information with respect to the Debt Securities being offered thereby. These terms may include, but are not limited to, any of the following:

•	the specific designation of the Debt Securities;

•	any limit on the aggregate principal amount of the Debt Securities;

•	the date or dates, if any, on which the Debt Securities will mature and the portion (if other than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of Maturity;

•	the rate or rates per annum (which may be fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable, the Regular Record Dates for any interest payable on the Debt Securities which are in registered form and the conventions for calculating interest, if any;

•	any mandatory or optional redemption or sinking fund provisions, including the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities may be redeemed or purchased at the Corporation’s option or otherwise;

•	whether the Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities in bearer form and as to exchanges between registered and bearer form;

•	whether the Debt Securities will be issuable in the form of one or more registered global securities and if so the identity of the depository for such registered global securities;

•	the denominations in which any of the Debt Securities will be issuable if other than denominations of $1,000 and any multiple thereof;

•	each office or agency where the principal of and any premium and interest on the Debt Securities will be payable and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

•	if the Debt Securities may be converted into or exercised or exchanged for common stock or preferred stock or other securities of the Corporation or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the Holder or at the Corporation’s option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	any subordination provisions applicable to the Debt Securities;

•	the issue price at which the Debt Securities will originally be issued, expressed as a percentage of the principal amount, and the original issue date;

•	if the Debt Security is also an Original Issue Discount Security, the Yield to Maturity;

•	if other than U.S. dollars, the foreign currency or the units based on or relating to foreign currencies in which the Debt Securities are denominated and/or in which the payment of the principal of and any premium and interest on the Debt Securities will or may be payable;

•	any index pursuant to which the amount of payments of principal of and any premium and interest on the Debt Securities will or may be determined;

•	the form of the face and reverse of the Debt Securities of such series;

•	the CUSIP numbers for the Debt Securities of such series, if any;

•	any other terms of the Debt Securities, including additional covenants and Events of Default and any covenants, Events of Default or other terms of the Trust Indenture that will not apply to the Debt Securities; and

•	the identity of the Trustee for a particular series of Debt Securities. (Section 301)

Some or all of the Debt Securities may be issued under the Trust Indenture as Original Issue Discount Securities (bearing no interest or interest at a rate that at the time of issuance is below market rates) to be issued at prices below their stated principal amounts.

The general provisions of the Trust Indenture do not contain any provisions that would limit the ability of the Corporation to incur indebtedness or that would afford Holders protection in the event of a highly leveraged or similar transaction involving the Corporation.

Under the Trust Indenture, the Corporation will have the ability, in addition to the ability to issue Debt Securities with terms different from those of other Debt Securities previously issued, without the consent of the Holders, to reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series. (Section 301)

Ranking and Other Indebtedness

The Debt Securities will be unsecured obligations of the Corporation and will rank equally with all other unsecured and unsubordinated obligations of the Corporation.

Form, Denomination, Exchange and Transfer

Debt Securities of a series may be issuable solely as registered Debt Securities issuable in denominations of $1,000 and integral multiples of $1,000 or in such other denominations as may be provided for by the terms of the Debt Securities of any particular series. The Trust Indenture also provides that Debt Securities of a series may be issuable in global form (“Global Securities”). Debt Securities of any series will be exchangeable for other Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. (Section 305)

The Debt Securities may be presented for exchange as described above, and Debt Securities may be presented for registration of transfer (duly endorsed or accompanied by a written instrument of transfer), at the corporate trust office of the Trustee or at the office of any transfer agent designated by the Corporation for such purpose with respect to any series of Debt Securities. No service charge will be made for any transfer or exchange of Debt Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Corporation may at any time designate one or more successor or additional transfer agents with respect to any series of Debt Securities and may from time to time rescind any such designation. (Section 305) The Corporation will be required to maintain a transfer agent in each Place of Payment for such series. (Section 1002)

So long as required by the Canada Business Corporations Act, the Corporation shall cause to be kept, by the Corporation or a trust corporation registered in Canada, a central securities register that complies with the requirements of the Canada Business Corporations Act. Additionally, the Corporation will cause to be recorded promptly in the central securities register maintained pursuant to the Canada Business Corporations Act, the particulars of each issue, exchange or transfer of Debt Securities. Unless otherwise provided for in the case of any series of Debt Securities, the Trustee shall maintain at its corporate trust office a branch register containing the same information with respect to each entry contained therein as contained in the central register. In the event of a conflict between the information contained in the central register and the information contained in a branch register, the information contained in the central register shall prevail. (Section 305)

The Corporation shall not be required to:

•	issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or

•	issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the Holder except the portion, if any, of such Debt Security not to be so repaid. (Section 305)

Events of Default

The Trust Indenture provides, with respect to any series of Outstanding Debt Securities thereunder, that the following shall constitute Events of Default:

(i)	default in the payment of any interest upon any Debt Security of that series, when the same becomes due and payable, continued for 30 consecutive days;

(ii)	default in the payment of the principal of or any premium on any Debt Security of that series at its Maturity;

(iii)	default in the deposit of any sinking fund or analogous payment when due by the terms of any Debt Security of that series;

(iv)	default in the performance, or breach, of any covenant or warranty of the Corporation in the Trust Indenture (other than a covenant or warranty, a default in whose performance or whose breach is specifically dealt with elsewhere in the Trust Indenture, including a breach of the reporting obligations contained in Section 702 of the Trust Indenture, for which liquidated damages to be set forth in the applicable Prospectus Supplement shall be the only remedy), continued for 90 consecutive days after written notice to the Corporation;

(v)	certain events of bankruptcy, insolvency or reorganization; and

(vi)	any other Event of Default provided with respect to the Debt Securities of that series. (Section 501)

No Event of Default provided with respect to a particular series of Debt Securities necessarily constitutes an Event of Default with respect to any other series of Debt Securities. (Section 501) The Corporation is required to file with the Trustee, annually, an Officer’s Certificate as to its compliance with all conditions and covenants under the Trust Indenture. (Section 1004) The Trust Indenture provides that the Trustee may withhold notice to the Holders of Debt Securities of any default (except payment defaults on the Debt Securities) if it considers it in the best interest of the Holders of Debt Securities to do so. (Section 502)

If an Event of Default listed in clause (i), (ii), (iii), (iv) or (vi) of the second preceding paragraph with respect to Debt Securities of a particular series occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of Outstanding Debt Securities of that series may declare the Outstanding Debt Securities of that series due and payable immediately. If an Event of Default listed in clause (v) of the second preceding paragraph occurs and is continuing, then the Trustee or the Holders of not less than 25% in principal amount of all Debt Securities then Outstanding may declare the principal amount of all of the Outstanding Debt Securities to be due and payable immediately. However, in either case the Holders of a majority in principal amount of the Outstanding Debt Securities of that series, or of all Outstanding Debt Securities, as the case may be, by written notice to the Corporation and the Trustee, may, under certain circumstances, rescind and annul such declaration. (Section 503)

Subject to the provisions relating to the duties of the Trustee, in case an Event of Default with respect to Debt Securities of any or all series occurs and is continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Trust Indenture at the request, order or direction of any of the Holders of such Debt Securities, unless such Holders shall have offered to the Trustee indemnity satisfactory to it against the expenses and liabilities which might be incurred by it in compliance with such request. (Section 508) Subject to such provisions for the indemnification of the Trustee, the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (with respect to any remedy, trust or power relating to or arising under an Event of Default described in clause (i), (ii), (iii), (iv) or (vi) above) or the Holders of a majority in principal amount of all Outstanding Debt Securities (with respect to any other remedy, trust or power), as the case may be, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Trust Indenture, or exercising any trust or power conferred on the Trustee. (Section 513)

The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all the Debt Securities of such series waive any past default described in clause (i), (ii), (iii), (iv) or (vi) above (or, in the case of a default described in clause (v) above, the Holders of not less than a majority in principal amount of all Outstanding Debt Securities may waive any such past default) and its consequences, except a default (a) in the payment of the principal of (or premium, if any) or any interest on any Debt Security, or (b) in respect of a covenant or provision that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected thereby. (Section 514)

Modification and Waiver

Modification and amendment of the Trust Indenture may be made by the Corporation and the Trustee with the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities that are affected by such modification or amendment; provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, among other things;

•	change the Stated Maturity of the principal of (or premium, if any) or any installment of interest on any such Debt Security;

•	reduce the principal amount or the rate of interest on or any premium payable on any such Debt Security;

•	change any obligation of the Corporation to pay Additional Amounts provided for pursuant to Section 1005 of the Trust Indenture, with certain exceptions;

•	reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof or the amount thereof provable in bankruptcy;

•	adversely affect any right of repayment at the option of the Holder of any such Debt Security;

•	change the Place of Payment where, or the Currency in which, any such Debt Security or any premium or interest thereon is payable, or impair the right to institute a suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or Repayment Date);

•	adversely affect any right to convert or exchange any such Debt Security provided pursuant to Section 301 of the Trust Indenture;

•	reduce the above-stated percentage of Holders of such Outstanding Debt Securities necessary to modify or amend the Trust Indenture or to consent to any waiver thereunder (including a waiver of certain defaults); or

•	modify the foregoing requirements with certain exceptions. (Section 902)

The Holders of a majority in principal amount of Outstanding Debt Securities affected thereby have the right to waive compliance by the Corporation with certain covenants. (Section 1007)

The Corporation and the Trustee may modify and amend the Trust Indenture without the consent of any Holder, for any of the following purposes:

•	to evidence the succession of another Person to the Corporation as obligor under the Trust Indenture;

•	to add to the covenants of the Corporation for the benefit of the Holders of all or any series of Debt Securities;

•	to add any additional Events of Default for the benefit of the Holders of all or any series of Debt Securities;

•	to add to or change any of the provisions of the Trust Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities of other authorized denominations or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that any such action does not adversely affect the interests of the Holders of Debt Securities of any series in any material respect;

•	to add, change or eliminate any provisions of the Trust Indenture, provided that any such addition, change or elimination shall become effective only when there are no Debt Securities Outstanding of any series created prior thereto which are entitled to the benefit of such provision or any such addition, change or elimination shall not apply to any Outstanding Debt Security;

•	to establish the form or terms of Debt Securities of any series;

•	to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Trust Indenture by more than one Trustee;

•	to cure any ambiguity, defect or inconsistency in the Trust Indenture;

•	to add to the conditions, limitations and restrictions on the authorized amount, form, terms or purposes of issue, authentication and delivery of Debt Securities, as set forth in the Trust Indenture, provided such action does not adversely affect the interests of Holders of Debt Securities of any series in any material respect;

•	to supplement any of the provisions of the Trust Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of Debt Securities provided such action does not adversely affect the interests of the Holders of Debt Securities of any series in any material respect;

•	to make any other changes in the provisions of this Trust Indenture which the Corporation and the Trustee may deem necessary or desirable, provided such amendment does not adversely affect the interests of the Holders of Debt Securities of any series in any material respect;

•	to add any Security Interests or guarantors in respect of any series of Debt Securities; or

•	to comply with Trust Indenture Legislation, provided such action does not adversely affect the interests of the Holders of Debt Securities of any series in any material respect. (Section 901)

The Trust Indenture provides that in determining whether the Holders of the requisite principal amount of Debt Securities of a series then Outstanding have given any request, demand, authorization, direction, notice, consent or waiver thereunder:

•	the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof;

•	the principal amount of a Debt Security denominated in a Currency or Currencies other than U.S. dollars shall be the U.S. dollar equivalent, determined as of the date such Debt Securities were originally issued by the Corporation, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Original Issue Discount Security of the amount determined as provided in the first bullet above); and

•	Debt Securities owned by the Corporation or any other obligor or affiliate of the Corporation or such other obligor shall be disregarded and not deemed to be Outstanding. (Section 101)

Merger, Consolidation or Amalgamation

The Trust Indenture provides that the Corporation may not amalgamate or consolidate with or merge into any other Person or convey, transfer, sell or lease its properties and assets substantially as an entirety to any Person, unless:

•	the Person formed by such consolidation or amalgamation or into which the Corporation is merged or the Person which acquires or leases the Corporation’s properties and assets substantially as an entirety is organized or existing under the laws of any jurisdiction of Canada, the United States, United Kingdom or other country that is in the European Community jurisdiction and expressly assumes the Corporation’s obligations under the Debt Securities and the Trust Indenture; and

•	certain other conditions are met. (Section 801)

Discharge, Defeasance and Covenant Defeasance

The Corporation may discharge certain obligations to Holders of any series of Debt Securities issued under the Trust Indenture which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee trust funds in an amount sufficient to pay the entire indebtedness on such Debt Securities for principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be. (Section 401)

The Corporation may, at its option and at any time, elect to have its obligations discharged with respect to the Outstanding Debt Securities of or within any series (“defeasance”). Defeasance means that the Corporation shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Debt Securities and to have satisfied its other obligations under the Trust Indenture with respect to such Debt Securities, except for:

•	the rights of Holders of such Outstanding Debt Securities to receive solely from the trust fund described below payments in respect of the principal of (and premium, if any) and interest on such Debt Securities when such payments are due;

•	the Corporation’s obligations with respect to such Debt Securities relating to the issuance of temporary securities, the registration, transfer and exchange of the Debt Securities, the replacement of mutilated, destroyed, lost or stolen Debt Securities, the maintenance of an office or agency in the applicable Place of Payment, the holding of money for security payments in trust and with respect to the payment of Additional Amounts, if any, pursuant to Section 301 of the Trust Indenture;

•	the rights, powers, trusts, duties and immunities of the Trustee; and

•	the defeasance provisions of the Trust Indenture.

The Corporation may, at its option and at any time, elect to be released from its obligations with respect to certain covenants that are described in the Trust Indenture (including those described under “— Merger, Consolidation or Amalgamation” above) (“covenant defeasance”) and any omission to comply with such obligations thereafter shall not constitute a default or an Event of Default with respect to such Debt Securities. (Sections 1401, 1402 and 1403)

In order to exercise either defeasance or covenant defeasance:

•	the Corporation must irrevocably deposit with the Trustee (or other qualifying trustee), in trust, for the benefit of the Holders of such Debt Securities, cash, Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of (and premium, if any) and interest on such Outstanding Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor in the Currency in which such Debt Securities are then specified as payable at Stated Maturity;

•	in the case of defeasance, the Corporation shall have delivered to the Trustee an Opinion of Counsel qualified to practice law in the United States stating that (x) the Corporation has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of the Trust Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•	in the case of covenant defeasance, the Corporation shall have delivered to the Trustee an Opinion of Counsel qualified to practice law in the United States to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

•	in the case of defeasance or covenant defeasance, the Corporation shall have delivered to the Trustee an Opinion of Counsel qualified to practice law in Canada or a ruling from the Canada Revenue Agency to the effect that Holders of such Outstanding Securities will not recognize income, gain or loss for Canadian federal or provincial income tax or other tax purposes as a result of such defeasance or covenant defeasance, as applicable, and will be subject to Canadian federal or provincial income tax and other tax including withholding tax, if any, on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred; and

•	the Corporation has delivered to the Trustee an Opinion of Counsel to the effect that the deposit referenced in the first bullet above will not cause the Trustee or the trust so created to be subject to the U.S. Investment Corporation Act of 1940, as amended and that the Corporation is not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of the deposit referred to in the first bullet above or at any time during the period ending on the 91st day after the date of such deposit. (Section 1404)

If, after the Corporation has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to any Debt Securities:

•	the Holder of any such Debt Security is entitled to, and does, elect pursuant to the terms of such Debt Security to receive payment in a Currency other than that in which such deposit has been made in respect of such Debt Security, or

•	the Currency in which such deposit has been made in respect of any such Debt Security ceases to be used by its government of issuance, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the Currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable Market Exchange Rate. (Section 1405)

All payments of principal of (and premium, if any), and interest, if any, on any Debt Security that is payable in a Currency other than U.S. dollars that ceases to be used by its government of issuance shall be made in U.S. dollars. (Section 312)

Payment of Principal and Interest and Paying Agents

Unless otherwise specified in Section 301 of the Trust Indenture, principal (premium, if any) and interest, if any, on Debt Securities will be payable at an office or agency maintained by the Corporation in New York, New York, except that at the Corporation’s option, interest, if any, may be paid by:

•	check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; or

•	wire transfer to an account located in the United States or Canada maintained by the person entitled thereto as specified in the Security Register. (Sections 307, 1001 and 1002)

Payment of any installment of interest on Debt Securities will be made to the Person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest. (Section 307)

Any Paying Agent outside the United States and any other Paying Agent in the United States initially designated by the Corporation for the Debt Securities may be established for each series of Debt Securities. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Corporation will be required to maintain a Paying Agent in each Place of Payment for such series. (Section 1002)

Resignation of Trustee

The Trustee may resign or be removed with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to such series. (Section 608) In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the Trust Indenture separate and apart from the trust administered by any other such Trustee (Section 609), and any action described herein to be taken by the “Trustee” may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee.

Book-Entry Debt Securities

The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary for a series of Debt Securities. Global Securities may be issued in either temporary or permanent form. Unless otherwise provided for a series of Debt Securities, Debt Securities that are represented by a Global Security will be issued in denominations of $1,000 and any integral multiple thereof or in such other denominations as may be provided for by the terms of the Debt Securities of any particular series, and will be issued in registered form only, without coupons. Payments of principal of (premium, if any) and interest on Debt Securities represented by a Global Security will be made by the Trustee to the depositary or its nominee.

Governing Law

The Trust Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. The Trust Indenture is subject to the provisions of the Trust Indenture Legislation and shall, to the extent applicable, be governed by such provisions. (Section 111)

Consent to Jurisdiction and Service

The Trust Indenture, as currently amended and supplemented, provides that the Corporation has designated Corporation Service Company, as its authorized agent for service of process in any suit, action or proceeding arising out of or relating to the Trust Indenture and the Debt Securities that may be instituted in any federal or state court located in the Borough of Manhattan, in The City of New York, or brought under United States federal or state securities laws or brought by the Trustee, and have irrevocably submitted to the non-exclusive jurisdiction of such courts. (Section 113)

Definitions

Set forth below is a summary of certain of the defined terms used in the Trust Indenture. Reference is made to the Trust Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided. (Section 101)

“Business Day”, when used with respect to any Place of Payment or any other location referred to in the Trust Indenture, expressly or impliedly, which shall include Toronto, Ontario and New York, New York, hereunder, or in the Debt Securities, means, unless otherwise specified with respect to any Debt Securities pursuant to Section 301, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or other such location are authorized or obligated by law or executive order to close.

“GAAP” means generally accepted accounting principles which are in effect from time to time in Canada (or, if the Corporation hereafter determines to prepare its principal consolidated financial statements in accordance with generally accepted accounting principles which are in effect from time to time in the United States, such principles); provided, however, if the Corporation is required by the Commission or any securities regulatory authority in Canada to adopt (or is permitted to adopt and so adopts) a different accounting framework, including but not limited to IFRS, “GAAP” shall mean such new accounting framework as in effect from time to time, including, without limitation, in each case, those accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended as in force at the date as of which the Trust Indenture was executed, except as provided in Section 905 of the Trust Indenture.

“Trust Indenture Legislation” means, at any time, statutory provisions relating to trust indentures and the rights, duties, and obligations of trustees under the trust indentures and of corporations issuing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to the Trust Indenture, and at the date of a Trust Indenture means (i) in respect of Debt Securities offered solely in Canada and not concurrently in the United States, the applicable provisions of the Canada Business Corporations Act and the regulations thereunder as amended or re-enacted from time to time, and (ii) in respect of Debt Securities offered solely in the United States and not concurrently in Canada or offered concurrently in the United States and Canada, the Trust Indenture Act and regulations thereunder.

PLAN OF DISTRIBUTION

The Corporation may sell Securities to or through underwriters or dealers and also may sell Securities directly to one or more purchasers or through agents.

The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities.

In connection with the sale of Securities, underwriters may receive compensation from the Corporation or from purchasers of Securities for whom they may act as agents in the form of concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters and any commissions received by them from the Corporation and any profit on the resale of Securities by them may be deemed to be underwriting commissions under the United States Securities Act of 1933, as amended (the “Securities Act”). Any such person that may be deemed to be an underwriter with respect to Securities of any series will be identified in the Prospectus Supplement relating to such Securities.

Each Prospectus Supplement will also set forth the terms of the offering of the Securities being offered thereby, including, to the extent applicable, the names of any underwriters or agents, the purchase price or prices of the offered Securities, the initial offering price, the proceeds to the Corporation from the sale of the offered Securities, any underwriting discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the Securities offered by the Prospectus Supplement if any of such Securities are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If so indicated in the applicable Prospectus Supplement, the Corporation may authorize dealers or other persons acting as the Corporation’s agents to solicit offers by certain institutions to purchase the offered Securities directly from the Corporation pursuant to contracts providing for payment and delivery on a future date. These contracts will be subject only to the conditions set forth in the applicable Prospectus Supplement which will also set forth the commission payable for solicitation of these contracts.

Under agreements which may be entered into by the Corporation, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under the Securities Act and Canadian provincial securities legislation, or to contribution with respect to payments which those underwriters, dealers or agents may be required to make in respect thereof. Those underwriters, dealers and agents may be customers of, engage in transactions with or perform services for the Corporation or its subsidiaries in the ordinary course of business.

Each series of the Debt Securities and Preference Shares will be a new issue of securities with no established trading market. Unless otherwise specified in a Prospectus Supplement relating to a series of Debt Securities or Preference Shares, the Debt Securities and Preference Shares will not be listed on any securities or stock exchange or on any automated dealer quotation system. Certain broker-dealers may make a market in Debt Securities and Preference Shares but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given that any broker-dealer will make a market in the Debt Securities or Preference Shares of any series or as to the liquidity of the trading market, if any, for the Debt Securities and Preference Shares of any series.

In connection with any underwritten offering of Securities, the underwriters, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at levels other than those which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time.

RISK FACTORS

An investment in Securities is subject to a number of risks. Before deciding whether to invest in Securities, investors should consider carefully the risks relating to the Corporation as described below and in the information incorporated by reference in this Prospectus (including subsequently filed documents incorporated by reference) and, if applicable, those described in a Prospectus Supplement for a specific offering of Securities. Specific reference is made to the section “Business of Brookfield Properties — Company and Real Estate Industry Risks” of the AIF and to the section “Risks and Uncertainties” of the MD&A of the Corporation for the three and nine months ended September 30, 2009, both of which are incorporated by reference in this Prospectus, and to the risks described in the annual information forms and MD&A subsequently filed by the Corporation. If any of the events or developments discussed in these risks factors actually occur, the Corporation’s business, financial condition or results of operations or the value of the Securities could be adversely affected.

No Existing Trading Market

There is currently no market through which some of the Securities may be sold and purchasers of such Securities may not be able to resell such Securities purchased under this Prospectus. There can be no assurance that an active trading market will develop for such Securities after an offering or, if developed, that such market will be sustained. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation.

The public offering prices of the Securities may be determined by negotiation between the Corporation and underwriters based on several factors and may bear no relationship to the prices at which the Securities will trade in the public market subsequent to such offering. See “Plan of Distribution”.

Foreign Currency Risks

Securities denominated or payable in foreign currencies may entail significant risks, and the extent and nature of such risks change continuously. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency market, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending on the currency or currencies involved. Prospective purchasers should consult their own financial and legal advisors as to the risks entailed in an investment in Securities denominated in currencies other than the local currency. Such Securities are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

Credit Ratings

There is no assurance that any credit rating assigned to Securities issued hereunder will remain in effect for any given period of time or that any rating will not be lowered or withdrawn entirely by the relevant rating agency. A lowering or withdrawal of such rating may have an adverse effect on the market value of the Securities.

Interest Rate Risks

Prevailing interest rates will affect the market price or value of the Preference Shares and Debt Securities. The market price or value of the Preference Shares and Debt Securities will decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

Ranking of the Debt Securities

The Debt Securities will not be secured by any assets of the Corporation. Therefore, holders of secured indebtedness of the Corporation would have a claim on the assets securing such indebtedness that effectively ranks prior to the claim of holders of the Debt Securities and would have a claim that ranks equal with the claim of holders of the Debt Securities to the extent that such security did not satisfy the secured indebtedness. Furthermore, although covenants given by the Corporation in various agreements may restrict incurring secured indebtedness, such indebtedness may, subject to certain conditions, be incurred.

Market Risk

From time to time, the stock market experiences significant price and volume volatility that may affect the market price of the Securities that are listed on a securities or stock exchange or on any automated dealer quotation system for reasons unrelated to the Corporation’s performance. The value of those Securities is also subject to market fluctuations based upon factors which influence the Corporation’s operations, such as legislative or regulatory developments, competition, technological change and global capital market activity.

LEGAL MATTERS

Unless otherwise specified in a Prospectus Supplement, certain matters of Canadian and United States law relating to the validity of the Securities will be passed upon for the Corporation by Torys LLP in Toronto, Ontario, and New York, New York. As of December 8, 2009, the partners and associates of Torys LLP, as a group, beneficially own, directly or indirectly, less than one percent of the outstanding securities of the Corporation or any of its associates or affiliates.

The Honourable William G. Davis, counsel to Torys LLP, is a director of BPO Properties Ltd., an affiliate of the Corporation.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed with the Commission as part of the registration statement of which this Prospectus forms a part: (i) the documents listed in the first paragraph under “Documents Incorporated by Reference”; (ii) the unaudited comparative interim consolidated financial statements of the Corporation and the notes thereto for the three and six months ended June 30, 2009 and 2008; (iii) MD&A for the unaudited comparative interim consolidated financial statements of the Corporation for the three and six months ended June 30, 2009 and 2008; (iv) the consent of Deloitte & Touche LLP, Independent Registered Chartered Accountants; (v) the consent of Torys LLP, counsel to the Corporation; (vi) powers of attorney from directors and officers of the Corporation; (vii) the reconciliation to United States generally accepted accounting principles of the audited comparative consolidated financial statements of the Corporation and the notes thereto for the years ended December 31, 2007 and 2008, incorporated by reference to Exhibit 99.1 of the Corporation’s Report on Form 6-K, as filed with the Commission on December 8, 2009; (viii) the reconciliation to United States generally accepted accounting principles of the unaudited comparative interim consolidated financial statements of the Corporation and the notes thereto for the six months ended June 30, 2009 and 2008, incorporated by reference to Exhibit 99.1 of the Corporation’s Report on Form 6-K, as filed with the Commission on December 8, 2009; (ix) the Trust Indenture; and (x) the statement of eligibility and qualification of the Trustee on Form T-1.

ENFORCEABILITY OF CIVIL LIABILITIES

The Corporation is incorporated under and governed by the Canada Business Corporations Act. Some of the Corporation’s directors and officers, as well as certain of the experts named in this Prospectus and the documents incorporated by reference, are residents of Canada and some of the assets of the Corporation and said persons are located outside of the United States. As a result, it may be difficult for holders of Securities to effect service within the United States upon the Corporation’s directors and officers and the experts named in this Prospectus and any documents incorporated by reference who are not residents of the United States or to enforce against them in the United States judgments of courts of the United States predicated upon civil liability under United States federal securities laws. The Corporation believes that a monetary judgment of a United States court predicated solely upon civil liability under United States federal securities laws would likely be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that was recognized by a Canadian court for such purpose. It cannot be assured that this will be the case. It is less certain that an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

PURCHASER’S STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revision of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal advisor. Right and remedies may be available to purchasers under U.S. law; purchasers may wish to consult with a U.S. lawyer for particulars of these rights.

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We have read the preliminary short form base shelf prospectus (the “prospectus”) of Brookfield Properties Corporation (the “Company”) dated December 8, 2009 qualifying the distribution of up to US$1,000,000,000 of Class AAA preference shares, common shares, and unsecured debt securities of the Company. We have complied with Canadian generally accepted standards for an auditor’s involvement with offering documents.

We consent to the incorporation by reference in the above-mentioned prospectus of our report to the board of directors and shareholders of the Company relating to the consolidated balance sheets of the Company as at December 31, 2008 and 2007, and the related consolidated statements of income, changes in common equity, comprehensive income and cashflow for each of the years in the two year period ended December 31, 2008. Our report is dated March 6, 2009.

(Signed) Deloitte & Touche LLP
Independent Registered Chartered Accountants
Licensed Public Accountants

December 8, 2009

A-1

CERTIFICATE OF THE ISSUER

Date: December 8, 2009

This short form base shelf prospectus, together with the documents incorporated in this prospectus by reference, will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), constitute full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement(s) as required by the securities legislation of all of the provinces of Canada.

(Signed) Richard B. Clark	(Signed) Bryan K. Davis
Chief Executive Officer	Senior Vice President and Chief Financial Officer

On behalf of the Board of Directors

(Signed) J. Bruce Flatt	(Signed) Allan S. Olson
Director	Director

C-1

PART II
INFORMATION NOT REQUIRED TO BE
DELIVERED TO OFFEREES OR PURCHASERS
Indemnification of Certain Persons
          Section 124 of the Canada Business Corporations Act (the “Act”) provides as follows:
          124. (1) Indemnification — A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.
          (2) Advance of costs — A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).
          (3) Limitation — A corporation may not indemnify an individual under subsection (1) unless the individual
          (a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and
          (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.
          (4) Indemnification in derivative actions — A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).
          (5) Right to indemnity — Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity
          (a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and
          (b) fulfils the conditions set out in subsection (3).
          (6) Insurance — A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual
          (a) in the individual’s capacity as a director or officer of the corporation; or

          (b) in the individual’s capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation’s request.
          (7) Application to court — A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.
          (8) Notice to Director — An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.
          (9) Other notice — On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.
          The by-laws of the Company provide that the Company shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Company’s request as a director or officer, or in a similar capacity of another entity, and the heirs and legal representatives of such a person to the extent permitted by the Act.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.
          The Company maintains directors and officers insurance under policies arranged by Brookfield Asset Management Inc. with a combined annual limit of Cdn.$50,000,000 subject to a corporate deductible of Cdn.$250,000 per loss (Cdn.$500,000 for certain of our U.S. subsidiaries). The limit is not exclusive to each corporation insured under the policies. Under this insurance coverage, the Company is reimbursed for indemnity payments made to directors or officers as required or permitted by law or under provisions of its by-laws as indemnity for losses, including legal costs, arising from acts, errors or omissions committed by directors and officers during the course of their duties as such. This insurance also provides coverage to individual directors and officers without any deductible if they are not indemnified by us. The insurance coverage for directors and officers has certain exclusions, including, but not limited to, those acts determined to be deliberately fraudulent or dishonest or have resulted in personal profit or advantage. The cost of such insurance is borne by the Company and was Cdn.$482,143 annually for the fiscal year ended December 31, 2008.
II-1

EXHIBIT INDEX

Exhibit
Number	Description
*4.1	Renewal annual information form of Brookfield Properties Corporation dated March 17, 2009, incorporated by reference to Exhibit 99.1 to Brookfield Properties Corporation’s Form 40-F filed with the Commission on March 31, 2009.

*4.2	The management proxy circular of Brookfield Properties Corporation dated March 17, 2009 in connection with the annual meeting of shareholders of Brookfield Properties Corporation, incorporated by reference to Exhibit 99.3 to Brookfield Properties Corporation’s Form 6-K filed with the Commission on March 31, 2009.

*4.3	Audited comparative consolidated financial statements of the Brookfield Properties Corporation and the notes thereto for the years ended December 31, 2007 and 2008, together with the report of the auditors thereon, incorporated by reference to Exhibit 99.3 to the Brookfield Properties Corporation’s Form 40-F filed with the Commission on March 31, 2009.

*4.4	Management’s discussion and analysis of financial condition and the results of operations for the audited comparative consolidated financial statements for the years ended December 31, 2007 and 2008, incorporated by reference to Exhibit 99.2 to the Brookfield Properties Corporation’s Form 40-F filed with the Commission on March 31, 2009.

*4.5	Unaudited comparative interim consolidated financial statements of Brookfield Properties Corporation and the notes thereto for the three and six months ended June 30, 2009 and 2008, incorporated by reference to Exhibit 99.1 to Brookfield Properties Corporation’s Form 6-K filed with the Commission on August 12, 2009.

*4.6	Management’s discussion and analysis for the unaudited comparative interim consolidated financial statements for the three and six months ended June 30, 2009 and 2008, incorporated by reference to Exhibit 99.2 to Brookfield Properties Corporation’s Form 6-K filed with the Commission on August 12, 2009.

*4.7	Unaudited comparative interim consolidated financial statements of Brookfield Properties Corporation and the notes thereto for the three and nine months ended September 30, 2009 and 2008, incorporated by reference to Exhibit 99.1 to Brookfield Properties Corporation’s Form 6-K filed with the Commission on November 13, 2009.

*4.8	Management’s discussion and analysis for the unaudited comparative interim consolidated financial statements for the three and nine months ended September 30, 2009 and 2008, incorporated by reference to Exhibit 99.1 to Brookfield Properties Corporation’s Form 6-K filed with the Commission on November 13, 2009.

*4.9	Reconciliation to United States GAAP of the audited comparative consolidated financial statements of Brookfield Properties Corporation and the notes thereto for the years ended December 31, 2007 and 2008, together with the report of the auditors thereon, incorporated by reference to Exhibits 99.1 and 99.2, respectively, to Brookfield Properties Corporation’s Report on Form 6-K filed with the Commission on December 8, 2009.

*4.10	Reconciliation to United States GAAP of the unaudited comparative interim consolidated financial statements of Brookfield Properties Corporation and the notes thereto for the six months ended June 30, 2009 and 2008, incorporated by reference to

Exhibit
Number	Description
Exhibit 99.1 to Brookfield Properties Corporation’s Report on Form 6-K filed with the Commission on December 8, 2009.

5.1	Consent of Deloitte & Touche LLP, Toronto, Ontario.

5.2	Consent of Torys LLP.

6.1	Power of attorney (included on the signature pages of this Registration Statement).

7.1	Trust indenture relating to the debt securities of the Registrant.

7.2	Statement of Eligibility and Qualification of Trustee on Form T-1.

*	Incorporated by reference.
II-3

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1. Undertaking
          The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.
Item 2. Consent to Service of Process
          (a)
Concurrently with the filing of this Registration Statement, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.
          (b)
Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.
III-1

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on the 8th day of December, 2009.

BROOKFIELD PROPERTIES CORPORATION
By:	/s/ Bryan K. Davis
	Name:	Bryan K. Davis
	Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY
          Each person whose signature appears below constitutes and appoints Bryan K. Davis his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and all registration statements filed pursuant to Rule 429 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard B. Clark Richard B. Clark	Chief Executive Officer and Director (principal executive officer)	December 8, 2009

/s/ Bryan K. Davis Bryan K. Davis	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	December 8, 2009

/s/ Gordon E. Arnell Gordon E. Arnell	Chairman of the Board of Directors	December 8, 2009

Signature	Title	Date
Director
William Cahill

Director
Jack L. Cockwell

/s/ J. Bruce Flatt J. Bruce Flatt	Director	December 8, 2009

/s/ Roderick D. Fraser Roderick D. Fraser	Director	December 8, 2009

/s/ Paul D. McFarlane Paul D. McFarlane	Director	December 8, 2009

/s/ Allan S. Olson Allan S. Olson	Director	December 8, 2009

/s/ Linda D. Rabbitt Linda D. Rabbitt	Director	December 8, 2009

/s/ Robert L. Stelzl Robert L. Stelzl	Director	December 8, 2009

/s/ Diana L. Taylor Diana L. Taylor	Director	December 8, 2009

Director
John E. Zuccotti
III-3

AUTHORIZED REPRESENTATIVE
          Pursuant to the requirements of Section 6(a) of the Securities Act of 1933 as amended, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in this United States, in the City of New York, New York, on December 8, 2009.

BROOKFIELD PROPERTIES MANAGEMENT LLC
By:	/s/ Michelle Campbell
	Name:	Michelle Campbell
	Title:	Vice President, Compliance Assistant Corporate Counsel

III-4

EXHIBIT INDEX

Exhibit
Number	Description
*4.1	Renewal annual information form of Brookfield Properties Corporation dated March 15, 2009, incorporated by reference to Exhibit 99.1 to Brookfield Properties Corporation’s Form 40-F filed with the Commission on May 31, 2009.

*4.2	The management proxy circular of Brookfield Properties Corporation dated March 17, 2009 in connection with the annual meeting of shareholders of Brookfield Properties Corporation, incorporated by reference to Exhibit 99.3 to Brookfield Properties Corporation’s Form 6-K filed with the Commission on March 31, 2009.

*4.3	Audited comparative consolidated financial statements of the Brookfield Properties Corporation and the notes thereto for the years ended December 31, 2007 and 2008, together with the report of the auditors thereon, incorporated by reference to Exhibit 99.3 to the Brookfield Properties Corporation’s Form 40-F filed with the Commission on March 31, 2009.

*4.4	Management’s discussion and analysis of financial condition and the results of operations for the audited comparative consolidated financial statements for the years ended December 31, 2007 and 2008, incorporated by reference to Exhibit 99.2 to the Brookfield Properties Corporation’s Form 40-F filed with the Commission on March 31, 2009.

*4.5	Unaudited comparative interim consolidated financial statements of Brookfield Properties Corporation and the notes thereto for the three and six months ended June 30, 2009 and 2008, incorporated by reference to Exhibit 99.1 to Brookfield Properties Corporation’s Form 6-K filed with the Commission on August 12, 2009.

*4.6	Management’s discussion and analysis for the unaudited comparative interim consolidated financial statements for the three and six months ended June 30, 2009 and 2008, incorporated by reference to Exhibit 99.2 to Brookfield Properties Corporation’s Form 6-K filed with the Commission on August 12, 2009.

*4.7	Unaudited comparative interim consolidated financial statements of Brookfield Properties Corporation and the notes thereto for the three and nine months ended September 30, 2009 and 2008, incorporated by reference to Exhibit 99.1 to Brookfield Properties Corporation’s Form 6-K filed with the Commission on November 13, 2009.

*4.8	Management’s discussion and analysis for the unaudited comparative interim consolidated financial statements for the three and nine months ended September 30, 2009 and 2008, incorporated by reference to Exhibit 99.1 to Brookfield Properties Corporation’s Form 6-K filed with the Commission on November 13, 2009.

*4.9	Reconciliation to United States GAAP of the audited comparative consolidated financial statements of Brookfield Properties Corporation and the notes thereto for the years ended December 31, 2007 and 2008, together with the report of the auditors thereon, incorporated by reference to Exhibits 99.1 and 99.2, respectively, to Brookfield Properties Corporation’s Report on Form 6-K filed with the Commission on December 8, 2009.

*4.10	Reconciliation to United States GAAP of the unaudited comparative interim consolidated financial statements of Brookfield Properties Corporation and the notes thereto for the six months ended June 30, 2009 and 2008, incorporated by reference to Exhibit 99.1 to Brookfield Properties Corporation’s Report on Form 6-K filed with the Commission on December 8, 2009.

5.1	Consent of Deloitte & Touche LLP, Toronto, Ontario.

5.2	Consent of Torys LLP.

6.1	Power of attorney (included on the signature pages of this Registration Statement).

7.1	Trust indenture relating to the debt securities of the Registrant.

7.2	Statement of Eligibility and Qualification of Trustee on Form T-1.

*	Incorporated by reference.